UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2014

A.C. SIMMONDS AND SONS INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-35802	45-5512933
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Rd., King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

On October 15, 2014, A.C. Simmonds and Sons Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with BioSec Enviro Inc. (“BioSec Enviro”) and KKMAC Holdings Inc., corporations incorporated under the laws of Ontario, to purchase all of the issued and outstanding shares of BioSec Enviro.

The Company agreed to acquire all of the outstanding shares of BioSec Enviro in consideration for a total of Two Hundred and Fifty Thousand (250,000) shares of the Company’s Series A-5 6% 2014 Convertible Redeemable Preferred Stock, par value $.001 per share (the “Series A-5 6% Preferred Stock”). The Series A-5 6% Preferred Stock has a stated value of $10.00 per share and is convertible into the Company’s Common Stock at a conversion value of $10.00 per share. The Series A-5 6% Preferred Stock has a 6% dividend paid annually in arrears on a non-cumulative basis.

The Purchase Agreement also provides that the Company shall enter into employment agreements with certain key employees of BioSec Enviro, pursuant to terms that are customary in the industry.

Item 2.01:	Completion of Acquisition or Disposition of Assets.

Acquisition of BioSec Enviro

On October 15, 2014, the Company completed the acquisition of BioSec Enviro, pursuant to the terms and conditions of the Purchase Agreement, as described in Item 1.01 above and incorporated into this Item 2.01 by reference thereto. BioSec Enviro is a wastewater processing solutions provider with over 30 years of innovation in meeting the challenges involved in the handling and treatment of biological wastewater for municipal facilities around the world. BioSec Enviro has worked on more than 200 installations and more than 25 truck-loading systems of up to 60,000 cubic feet of storage capacity. BioSec Enviro delivers superior equipment design, integration and installation for municipal wastewater sites across North America and around the globe.

BioSec Enviro has a full line of conveyance and storage systems including shafted and shaftless conveyors, bins, silos and hoppers for sludge collection and storage, live bottoms, slide gates, sliding frames and rotary bin discharge units.

Item 3.02:	Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference. The shares of Series A-5 6% Preferred Stock disclosed in Item 1.01 above were sold by the Company in reliance upon the exemption from securities registration provided by Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

Item 8.01:	Other Events.

Press Release

On October 16, 2014, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01:	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements of the newly acquired business by amendment to this Report within 71 calendar days after the date this Report is due, as permitted by Instruction (a)(4) to Item 9.01 of Form 8-K.

(b)	Pro Forma Financial Information.

The Company will file pro forma financial information regarding the newly acquired business by amendment to this Report within 71 calendar days after the date this Report is due, as permitted by Instruction (a)(4) to Item 9.01 of Form 8-K.

(d)	Exhibit List

Exhibit	Description
99.1	Press release, dated October 16, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. SIMMONDS AND SONS INC.

Dated: October 21, 2014	By:	/s/ Jon Szczur
Name: Jon Szczur
Title: Chief Financial Officer